UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2019

THL Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

100 Federal Street, 31st Floor,

Boston, MA 02110

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TCRD	NASDAQ Global Select Market
6.75% Senior Notes due 2022	TCRZ	The New York Stock Exchange
6.125% Senior Notes due 2023	TCRW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

THL Credit, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 14, 2019. There were present at the Annual Meeting, in person or by proxy, stockholders holding an aggregate of 18,338,448 shares of the Company’s common stock, out of a total number of 31,999,207 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. There were no broker non-votes for Proposal 4. Following are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 — Election of Directors

The following individuals, constituting all of the nominees named in the Company’s Proxy Statement, were elected as directors to serve until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The following votes were taken in connection with this proposal:

Director	For	Withheld	Broker Non-vote
Christopher J. Flynn	17,134,881	873,145	330,422
Edmund P. Giambastiani, Jr.	16,958,704	1,049,322	330,422
Nancy Hawthorne	16,641,829	1,366,197	330,422
James D. Kern	17,127,989	880,037	330,422
Deborah McAneny	16,811,620	1,196,406	330,422
Jane Musser Nelson	16,963,508	1,044,518	330,422

Proposal 2 — Approval to Increase Leverage by Applying to the Company a Minimum Asset Coverage Ratio of 150%, pursuant to Section 61(a)(2) of the 1940 Act, as amended

A proposal to allow the Company to increase leverage by approving the application to the Company of a minimum asset coverage ratio of 150%, pursuant to Section 61(a)(2) of the 1940 Act, as amended, was approved. The following votes were taken in connection with this proposal:

For	Against	Abstain	Broker Non-vote
16,882,275	573,520	552,231	330,422

Proposal 3 — Approval of an Amendment to the Investment Management Agreement to (a) Reduce the Annual Base Management Fee and (b) Revise the Incentive Fee Calculation

A proposal to approve an amendment to the Company’s investment management agreement to (a) reduce the annual base management fee from 1.5% to 1.0% of the Company’s gross assets, payable quarterly in arrears on a calendar quarter basis, and (b) revise the incentive fee calculation on the Company’s performance generally, including a reduction from 20.0% to 17.5% with an 8% annual hurdle rate, was approved. The following votes were taken in connection with this proposal:

For	Against	Abstain	Broker Non-Votes
17,383,528	151,575	472,923	330,422

Proposal 4 — Approval of Adjournment of the Annual Meeting to Solicit Additional Proxies

A proposal to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies was approved. The following votes were taken in connection with this proposal:

For	Against	Abstain
17,355,767	459,958	522,723

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THL CREDIT, INC.

Date: June 17, 2019	By:	/S/ TERRENCE W. OLSON
	Name:	Terrence W. Olson
	Title:	Chief Financial Officer, Chief Operating Officer & Treasurer